UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

WHITE DENTAL SUPPLY, INC.
(Exact name of Registrant as specified in charter)

Nevada	20-4622782
(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

11677 N. 91st Place
Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-140276 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, $0.001 par value
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered

For a description of the Common Stock being registered, reference is made to the section entitled "Description of Securities" included in the Registrant's Registration Statement on Form SB-2, as amended, File No. 333-140276, originally filed with the Securities and Exchange Commission on January 29, 2007 (the "Registration Statement"), incorporated by reference herein.

Item 2.  Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3	Articles of Incorporation & By-Laws

a. Articles of Incorporation

b. By-Laws

4	Instruments defining rights of security holders including indentures

Excerpt from page 15 of the Form SB-2 Registration Statement filed January 29, 2007

All exhibits are incorporated herein by reference, pursuant to Rule 12b-32, to the Registrant’s Form SB-2 Registration Statement originally filed with the Securities and Exchange Commission on January 29, 2007, (File No. 333-140276).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Signature	Title	Date

/s/ Nancy White	President	May 26, 2010
Nancy White